UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2019

DORMAN PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of principal executive offices) (Zip Code)

(215) 997-1800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DORM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Dorman Products, Inc. (the “Company”) on December 16, 2019 (the “Original 8-K”) for the sole purpose of attaching the correct version of the Company’s Amended and Restated Bylaws (the “Bylaws”) filed as Exhibit 3.2 to the Original 8-K. As a result of an administrative error, the incorrect version was previously filed with the Original 8-K.

This Current Report on Form 8-K/A does not modify or update the disclosures presented in Item 5.03 of the Original 8-K, which are set forth below for reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On December 12, 2019, the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) amended and restated the by-laws of the Company (the “Amended and Restated By-Laws”), effective immediately, to make certain ministerial changes, such as updating certain section number cross-references within the text.

The foregoing description of the Amended and Restated By-Laws is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Dorman Products, Inc. Amended and Restated By-Laws, as amended December 12, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: January 8, 2020	By:	/s/ Joseph P. Braun
	Name:	Joseph P. Braun
	Title:	Senior Vice President, General Counsel and Secretary